As filed with the Securities and Exchange Commission on December 21, 2012
File No. 333-185071

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLYMET MINING CORP.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario Canada M5X 1C7
Telephone: (416) 915-4149
(Address and telephone number of Registrant’s principal executive offices)

Douglas Newby
Poly Met Mining, Inc.
444 Cedar Street, Suite 2060
St Paul, Minnesota 55101
Telephone: (651) 389-4100
(Name, address, and telephone number of agent for service)

Copy to:

Henry I. Rothman, Esq.
Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2) (2)(3)(4)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (2)(4)	Amount of Registration Fee (4)
Debt Securities (5)
Common Shares, without par value (6)
Warrants (7)
Units (8)
Total	$500,000,000		$500,000,000	$68,200

(1)

The securities registered consist of $500,000,000 of an indeterminate number or amount of debt securities, common shares, warrants and units as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.

(2)

The amount to be registered, the proposed maximum offering price per security, and the proposed maximum aggregate offering price of each class of securities is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(3)

The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)

The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended and reflects the maximum offering price of securities that may be issued shall not exceed $500,000,000 in the aggregate. Pursuant to Rule 457(p), the $68,200 registration fee is offset by $27,900 of the registration fee previously paid with respect to $500,000,000 maximum offering price of unsold securities that had previously been registered under PolyMet Mining Corp.'s Registration Statement on Form F-3 (Registration No. 333- 161564) originally filed on filed on August 26, 2009.

(5)

An indeterminate number of debt securities are covered by this registration statement. Debt securities may be issued (a) separately or (b) upon exercise of warrants to purchase debt securities that are registered hereby. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(6)

An indeterminate number of common shares are covered by this registration statement. Common shares may be issued (a) separately, (b) upon the conversion of debt securities, which are registered hereby, or (c) upon exercise of warrants to purchase common shares that are registered hereby. Common shares issued upon conversion of debt securities will be issued without the payment of additional consideration. This registration statement also relates to rights issuable under the registrant’s shareholders’ rights plan which are automatically attached to any of the registrant’s common shares. Such rights are to purchase one common share, and are attached to the registrant’s common shares pursuant to the Shareholders Rights Plan, dated as of June 27, 2007, as modified on June 17, 2008. Until the occurrence of events described in the Shareholders Rights Agreement, the rights are not exercisable, are evidenced by the registrant’s common share certificates and are transferable with and only with the registrant’s common shares.

(7)

An indeterminate number of warrants, representing rights to purchase (a) debt securities, (b) common shares, or (c) units, each of which is registered hereby, are covered by this registration statement.

(8)	An indeterminate number of units covered by this registration statement. Units may consist of any combination of securities registered hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2012

PRELIMINARY PROSPECTUS PROSPECTUS

US$500,000,000

POLYMET MINING CORP.
Debt Securities
Common Shares
Warrants
Units

We may offer from time to time debt securities, common shares, warrants and units.

The aggregate initial offering price of the securities that we offer will not exceed $500,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

We will provide the specific terms of the securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

We may offer these securities directly to investors, through agents, underwriters or dealers on a continued or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Our common shares are listed on the Toronto Stock Exchange under the symbol “POM” and on the NYSE MKT under the symbol “PLM.” On December 20, 2012, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$0.87 per share and on the NYSE MKT was $0.90 per share. Each prospectus supplement will state whether the securities are listed or will be listed on any exchange or market.

You should consider carefully the risk factors beginning on page 8 of this prospectus before you invest in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________

The date of this prospectus is _______________, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

When used in this prospectus, the terms “PolyMet,” “we,” “our” and “us” refer to PolyMet Mining Corp. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

All statements contained or incorporated by reference in this prospectus and accompanying prospectus supplements other than purely historical information are “forward-looking statements” within the meaning of the federal securities laws. These statements appear in a number of different places in this prospectus and our Annual Report on Form 20-F and can be identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” “projects,” “plans,” and similar expressions, or statements that events, conditions or results “will,” “may,” “could,” or “should” occur or be achieved or their negatives or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may expressed or implied by such forward-looking statements. The statements, including the statements contained in our Annual Report on Form 20-F under Item 3D “Risk Factors,” Item 4B “Business Overview,” Item 5 “Operating and Financial Review and Prospects,” and Item 11 “Quantitative and Qualitative Disclosures About Market Risk,” are inherently subject to a variety of risks and uncertainties that could cause actual results, performance or achievements to differ significantly. Forward-looking statements include statements regarding the outlook for our future operations, plans and timing for our exploration and development programs, statements about future market conditions, supply and demand conditions, forecasts of future costs and expenditures, the outcome of legal proceedings, and other expectations, intentions and plans that are not historical fact. You are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to actual facts differing from the assumptions underlying our predictions. Some of these risks and assumptions include:

  completion of environmental review;

  obtaining permits on a timely bases;

  general economic and business conditions, including changes in interest rates and exchange rates;

  prices of natural resources, costs associated with mineral exploration and development, and other economic conditions;

  natural phenomena;

  actions by government authorities, including changes in government regulation;

  uncertainties associated with legal proceedings;

  changes in the resources market;

  future decisions by management in response to changing conditions;

  our ability to execute prospective business plans, and

  misjudgments in the course of preparing forward-looking statements.

We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Except as required by law, we are not under any obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we file from time to time with the SEC and incorporated by reference herein.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and the “Risk Factors” section of this prospectus and any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. We maintain a website at www.polymetmining.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning our principal executive office, First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario Canada M5X 1C7, Telephone: (416) 915-4149, Attn: Stephanie Hunter.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, or Securities Act, that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference documents we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

  Our Annual Report on Form 20-F for the year ended January 31, 2012, filed on May 1, 2012;

  Our report on Form 6-K filed on February 1, 2012;

  Our report on Form 6-K filed on February 13, 2012;

  Our report on Form 6-K filed on February 29, 2012;

  Our report on Form 6-K filed on May 1, 2012;

  Our report on Form 6-K filed on May 23, 2012;

  Our three reports on Form 6-K filed on June 14, 2012;

  Our report on Form 6-K filed on June 15, 2012;

  Our report on Form 6-K filed on June 21, 2012;

  Our report on Form 6-K filed on June 28, 2012;

  Our report on Form 6-K filed on July 11, 2012;

  Our report on Form 6-K filed on July 17, 2012;

  Our two reports on Form 6-K filed on September 6, 2012;

  Our report on Form 6-K filed on September 11, 2012;

  Our report on Form 6-K filed on October 10, 2012;

  Our report on Form 6-K filed on October 15, 2012;

  Our report on Form 6-K filed on October 31, 2012;

  Our report on Form 6-K filed on November 1, 2012;

  Our report on Form 6-K filed on November 19, 2012;

  Our report on Form 6-K filed on December 6, 2012;

  Our report on Form 6-K filed on December 7, 2012; and

  A description of our common shares contained in our registration statement on Form 8-A filed on June 21, 2006.

All annual reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to PolyMet Mining Corp., First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario Canada M5X 1C7, Telephone: (416) 915-4149, Attn: Stephanie Hunter.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE MKT, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will furnish our shareholders with quarterly unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

THE COMPANY

We were incorporated under the predecessor to the Business Corporations Act (British Columbia) on March 4, 1981 under the name Fleck Resources Ltd., which we changed to PolyMet Mining Corp. on June 10, 1998. We are a development stage company engaged in the exploration and development of natural resource properties. Currently our sole mineral property is the NorthMet Project.

In the years ended January 31, 2012, 2011, and 2010, we conducted exploration, development and acquisition activities only and did not conduct any operations that generated revenues. Thus, we rely principally on equity or debt convertible into equity financings to fund our projects and expenditures.

Since 2003, we have focused on commencing commercial production on our NorthMet Project. We have focused our efforts on four main areas:

Acquisition of the Erie Plant. The Erie Plant is a large processing facility and associated infrastructure located approximately six miles west of our NorthMet ore body. On November 15, 2005 and December 20, 2006 we entered into a total of three Contracts for Deed with Cliffs Erie LLC, a subsidiary of Cliffs Natural Resources Inc. (formerly Cleveland Cliffs, Inc.) (“Cliffs”), under which we now own a 100,000 ton-per-day crushing and milling facility, a railroad and railroad access rights connecting the Erie Plant to the NorthMet ore body, tailings facilities, 120 railcars, locomotive fueling and maintenance facilities, water rights and pipelines, large administrative offices on site and approximately 6,000 acres to the east and west of and contiguous to the existing tailing facilities.

Environmental and permitting. To commence commercial production at our NorthMet Project, various regulatory approvals are needed. In October 2005, the Minnesota Department of Natural Resources ("MDNR") published its Environmental Assessment Worksheet Decision Document establishing the MDNR as the lead state agency and the USACE as the lead federal agency (together the “Lead Agencies”) for preparation of an Environmental Impact Statement (“EIS”) for our NorthMet Project.

In November 2009, the Lead Agencies published the PolyMet Draft EIS, which marked the start of a period for public review and comment that ended on February 3, 2010. During this period, the Lead Agencies held two public meetings and received more than 3,700 submissions containing approximately 22,000 separate comments, including an extensive comment letter from the EPA in its role as reviewer of projects that could impact the environment.

On June 25, 2010 the Lead Agencies announced that they intended to complete the EIS process by preparing a SDEIS that incorporates a proposed land exchange with the USFS Superior National Forest and expands government agency cooperation. The USFS joined the USACE as a federal co-lead agency through the completion of the EIS process. In addition, the EPA has joined the effort as a cooperating agency. The MDNR remains the state co-lead agency.

On October 13, 2010 the USACE and the USFS published a Notice of Intent to complete the SDEIS, which will:

  Supplement and supersede the Draft EIS and respond to concerns identified by the US EPA and other comments on the Draft EIS, and
  Incorporate potential effects from the proposed land exchange between the USFS Superior National Forest and us.

Once the SDEIS is completed, it will be made available for public review prior to preparation of the Final EIS. Completion of the Final EIS and a subsequent Adequacy Decision by the MDNR and Record of Decision by the federal agencies are necessary before the land exchange can occur and various permits required to construct and operate the NorthMet Project can be issued.

Prior to receipt of these permits, we intend to secure production debt financing that would be available upon receipt of key permits, with construction slated to start upon availability of construction finance.

Engineering and feasibility. We retained Bateman Engineering Pty. of Brisbane, Australia (“Bateman”) as the coordinating consultant to prepare a DFS. In September 2006 we reported that the DFS confirmed the economic and technical viability of our NorthMet Project.

Bateman was responsible for completing the process design and detail engineering and cost estimates for the plant and infrastructure. This work was supported by other firms that provided geo-statistical reviews of the ore body, mine planning and scheduling of ore and waste, and assessment of the market for the metals and intermediate products planned to be produced.

Since September 2006 we have completed additional drilling and expanded the reserves. In May 2008 we completed an internal update of the DFS (the “DFS Update”) which contemplates an initial stage in which we would sell concentrate during completion of construction and commissioning of the hydrometallurgical plant that was contemplated in the DFS. This approach has the advantage of staging capital costs so that the hydrometallurgical plant can be funded in part from cash flow from sales of concentrate, and it reduces our reliance on delivery of long lead-time equipment before we start commercial production.

In February 2011 we announced that we plan to build the NorthMet Project in two phases, the first to produce and market concentrates containing copper, nickel, cobalt and precious metals, and the second to process the nickel concentrate through a single autoclave, resulting in production and sale of high grade copper concentrate, value added nickel-cobalt hydroxide, and precious metals precipitate products.

The results of the 2007 drill program, the DFS Update and the February 2011 revisions are described in the Technical Report under Canadian National Instrument 43-101 filed on October 31, 2012.

Financing and corporate development. Since 2003 we have raised approximately $155 million from equity private placement financings and the exercise of warrants issued as part of those financings. We have also issued $25 million initial principal debentures and have a loan of $4 million secured by land acquired with proceeds from the loan.

Since October 31, 2008 the Company and Glencore have entered into a series of financing agreements and a marketing agreement whereby Glencore committed to purchase all of the Company’s production of concentrates, metal, or intermediate products on market terms at the time of delivery, for at least the first five years of production. PolyMet agreed to propose to shareholders the election of Stephen Rowland, a senior executive of Glencore, as a director and also appointed a senior member of Glencore's technical team to PolyMet's Technical Steering Committee. As a result of the series of financing transactions and the purchase by Glencore of PolyMet common shares previously owned by Cliffs, Glencore's current and potential ownership of PolyMet comprises:

  46,967,842 shares representing 25.7% of PolyMet's issued shares.

  $25.0 million initial principal floating rate secured debentures due September 30, 2014. Including capitalized interest as at September 30, 2012, these debentures are exchangeable at $1.50 per share into 20,006,753 common shares of PolyMet upon PolyMet giving Glencore notice that it has received permits necessary to start construction of the NorthMet project and availability of senior construction finance in a form reasonably acceptable to Glencore. The debentures bear interest at 12-month US dollar LIBOR plus 4%, compounded quarterly. Interest is payable in cash or by increasing the principal amount of the debentures at Glencore’s option. At September 30, 2012, $5.010 million of interest had been added to the principal amount of the debt since inception. The Company has provided security on the Debentures covering all of the assets of PolyMet and Poly Met Mining, Inc., including a pledge of PolyMet’s 100% shareholding in Poly Met Mining, Inc. The debentures contain certain customary affirmative and negative covenants, including, among other things, with respect to the incurrence of debt and the grant of guarantees by the Company and its subsidiaries.

  Glencore holds warrants to purchase 5.6 million common shares at $1.50 per share at any time until December 31, 2015, subject to mandatory exercise if the 20-day Value Weighted Average Price (“VWAP”) of PolyMet common shares is equal to or greater than 150% the exercise price and PolyMet provides notice to Glencore that it has received permits necessary to start construction of the North Met Project and availability of senior construction finance, in a form reasonably acceptable to Glencore.

If Glencore were to exercise all of its rights and obligations under these agreements, it would own 72,574,595 common shares of PolyMet, representing 34.8% on a partially diluted basis, that is, if no other options or warrants were exercised.

Glencore has a right of first refusal to provide all material financings, subject to regulatory approval, as long as it owns 10% or more of the issued and outstanding shares of PolyMet. As long as Glencore owns more than 5% of the issued and outstanding shares of PolyMet, it has the right to participate in any equity-related financing to maintain its partially diluted ownership interest (currently 25.7% of issued and 34.8% on a partially diluted basis).

Our principal executive office is situated at First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario Canada M5X 1C7. Our phone number is (416) 915-4149. Our registered and records office is located at our legal counsel’s offices situated at 2500 – 700 West Georgia Street, Vancouver, B.C. V7Y 1B3, Canada. Our wholly-owned US subsidiary, Poly Met Mining, Inc.'s executive headquarters are located at Poly Met Mining, Inc., 444 Cedar Street, Suite 2060, St Paul, Minnesota 55101.

RISK FACTORS

You should carefully consider the specific risks set forth under the section entitled “Risk Factors” in the applicable prospectus supplement and the risks described in our Annual Report on Form 20-F for the year ended January 31, 2012 and our quarterly financial statements for the three and six months ended July 31, 2012 which are incorporated by reference in this prospectus, before making an investment decision. You should also consider similar information contained in any Annual Report on Form 20-F or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky. For more information see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect that the net proceeds from the offering of the securities will be used for construction finance for our copper, nickel, precious metals development project located in Minnesota and for general corporate purposes. We may temporarily invest the net proceeds we receive from any offering of securities until we can use them for their stated purposes.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

  the net tangible book value per share of our equity securities before and after the offering;

  the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

CAPITALIZATION

You should read this table in conjunction with our consolidated financial statements and the related notes thereto included in our Annual Report on Form 20-F for the year ended January 31, 2012, which is incorporated by reference herein, and our Form 6-K filed on December 6, 2012, which is incorporated by reference herein.

The following table sets forth our capitalization as of October 31, 2012

As of October 31, 2012
(In thousands)

Debt	$34,006
Shareholders’ Equity
Common Shares, without par value, unlimited shares authorized; 182,772,026 issued and outstanding	184,197
Common Shares- Warrants
Additional paid-in capital	46,981
Reserves
Retained Earnings
Accumulated other comprehensive loss	(58)

Deficit	(86,275)
Less: Treasury Shares at cost	- 0 -

Total shareholders’ equity	144,845
Total capitalization	$178,851

RATIO OF EARNINGS TO FIXED CHARGES

We have not generated any earnings or positive cash flow from operations. As a result, for all periods presented, we have no earnings or cash flows available to cover fixed charges. Fixed charges consists of the continuing operations portions of interest expensed and capitalized, amortization of debt discount, premium and capitalized expenses related to indebtedness and estimated interest costs within rental expense. The following table discloses our dollar coverage deficiency, computed in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”), except for the fiscal years ended January 31, 2008, 2009, and 2010 which have been computed in accordance with Canadian generally accepted accounting principles. The ratio of earnings to fixed charges is not disclosed since it is a negative number in each year and period.

						Nine Months
						Ended
		Year Ended January 31,				October 31,
	2008	2009	2010	2011	2012	2012

Deficiency of earnings available to cover fixed charges	31	194	1,396	2,084	1,609	1,316

PER SHARE MARKET PRICE

The following table outlines the annual high and low market prices for the five most recent fiscal years:

Fiscal Year Ended	Toronto Stock Exchange / TSX–Venture Exchange		NYSE MKT
	High	Low	High	Low
January 31, 2012	CDN$2.61	CDN$1.00	US$2.65	US$0.97
January 31, 2011	CDN$3.56	CDN$1.33	US$3.38	US$1.26
January 31, 2010	CDN$3.89	CDN$0.72	US$3.79	US$0.57
January 31, 2009	CDN$4.49	CDN$0.60	US$4.50	US$0.46
January 31, 2008	CDN$4.62	CDN$2.05	US$4.21	US$2.40

The following table outlines the high and low market prices for each fiscal financial quarter for the two most recent fiscal periods and any subsequent period:

Fiscal Quarter Ended	Toronto Stock Exchange		NYSE MKT
	High	Low	High	Low
October 31, 2012	CDN$1.20	CDN$0.99	US$1.21	US$0.99
July 31, 2012	CDN$1.15	CDN$0.70	US$1.17	US$0.68
April 30, 2012	CDN$1.50	CDN$1.00	US$1.52	US$1.00
January 31, 2012	CDN$1.50	CDN$1.26	US$1.50	US$0.97
October 31, 2011	CDN$1.69	CDN$1.09	US$1.74	US$1.00
July 31, 2011	CDN$1.95	CDN$1.26	US$2.02	US$1.23
April 30, 2011	CDN$2.61	CDN$1.65	US$2.65	US$1.67
January 31, 2011	CDN$2.44	CDN$1.71	US$2.45	US$1.69
October 31, 2010	CDN$2.18	CDN$1.44	US$2.24	US$1.33
July 31, 2010	CDN$2.19	CDN$1.33	US$2.16	US$1.26
April 30, 2010	CDN$3.56	CDN$1.92	US$3.38	US$1.87

The following table outlines the high and low market prices for each of the most recent six months:

Month Ended	Toronto Stock Exchange		NYSE MKT
	High	Low	High	Low
November 30, 2012	CDN$1.11	CDN$0.90	US$1,14	US$0.90
October 31, 2012	CDN$1.15	CDN$0.99	US$1,17	US$0.99
September 30, 2012	CDN$1.16	CDN$1.05	US$1.20	US$1.07
August 31, 2012	CDN$1.20	CDN$1.00	US$1.21	US$0.99
July 31, 2012	CDN$1.15	CDN$0.82	US$1.17	US$0.79
June 30, 2012	CDN$0.98	CDN$0.72	US$0.98	US$0.68

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. The debt securities will be issued under one or more separate indentures between us and a trustee to be named in the prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called indentures.

Because we have included only a summary of the indenture terms, you must read the indentures in full to understand every detail of the terms of the debt securities. The summary is not complete. The forms of the indentures have been filed as exhibits to the registration statement to which this prospectus relates and you should read the indentures for provisions that may be important to you.

As used in this section of the prospectus and under the caption “Description of Common Shares,” the terms “we,” “our” and “us” mean PolyMet Mining Corp., and not its subsidiaries.

General

Our debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities, if unsecured, will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to all of our existing and future senior indebtedness in right of payment.

The indentures do not limit the amount of debt securities that we may issue and permit us to issue securities from time to time in one or more series. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. We may issue our debt securities separately or upon conversion of or in exchange for our warrants or other debt securities. The debt securities will be our direct unsecured general obligations. They may bear interest at a fixed or floating rate or they may not bear interest. We may issue debt securities at, above or below their stated principal amount, as described more fully in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

  the title of the debt securities;

  whether they are senior or subordinated;

  the total amount of the debt securities authorized and the amount outstanding, if any;

  any limit on the aggregate principal amount of the debt securities offered by that prospectus supplement;

  when the principal of the debt securities will mature;

  the interest rate, if any, or the method for determining it, including any procedures to determine, vary or reset the interest rate;

  when interest, if any, will be payable, as well as the record dates for determining to whom we will pay interest;

  where the principal of, and premium and interest, if any, on, the debt securities will be paid;

  redemption, call, repurchase or sinking fund provisions, if any;

  whether the debt securities will be issued in global or certificated form and, in the case of global securities, the name of the depositary, if any;

  if we are going to make payments to the holder in a foreign currency or currencies, the currency or currencies and manner of conversion from U.S. dollars;

  any index we may use to determine the amount of payment of principal of, and premium and interest, if any, on, the debt securities;

  whether the debt securities are convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur;

  any additions or changes to events of default or covenants provided in the applicable indenture;

  any other terms of the debt securities that vary from the terms in the applicable indenture;

  whether the debt securities will be secured or unsecured and the terms and collateral of any secured debt securities;

  any material U.S. federal income tax considerations; and

  any other information we think is important with respect to the terms and other provisions of the securities.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of any debt specified in the applicable prospectus supplement and supplemental indenture as being senior to the subordinated debt.

Consolidation, Merger or Sale

The indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring entity shall assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other entity or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we sell all or substantially all of our assets, upon compliance with these provisions, we shall be released from all our liabilities and obligations under any indenture and under the debt securities.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Events of Default

Each of the indentures defines an event of default with respect to debt securities of any series as any of the following events:

  failure to pay interest on any debt security for 30 days after it is due;

  failure to pay the principal of or premium, if any, on any debt security when due;

  failure to deposit any sinking fund payment for 30 days after it is due;

  failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

  certain events of bankruptcy, insolvency or reorganization; or

  any other event of default included in any indenture or supplemental indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an event of default occurs and is continuing with respect to all series of debt securities as a result of a failure to perform a covenant applicable to all securities or because of bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities may declare the entire principal of all the debt securities to be due and payable immediately. If either of these events occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series (or of the debt securities of all series, as the case may be) can void the declaration. There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indentures, we will:

  pay the principal of, and interest and any premium on, the debt securities when due;

  maintain a place of payment;

  deliver to the trustee copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

  not claim or take the benefit of any stay, extension or usury law which may affect the covenants or the performance of the indentures;

  keep in full force and effect the Company’s corporate existence:

  deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

  the type of securities into which they may be converted or exchanged;

  the conversion price or exchange ratio, or its method of calculation;

  whether conversion or exchange is mandatory or at the holder’s election;

  how and when the conversion price or exchange ratio may be adjusted; and

  any other important terms concerning the conversion or exchange rights.

Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes without the payment of any service charge except for any tax or governmental charge.

Global Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company, or “DTC,” acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. We have been advised by DTC that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Securities Exchange Act of 1934;

  we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

  there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

We must also obtain an opinion of counsel to the effect that as a result of the defeasance, holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF COMMON SHARES

This section describes the general terms of our common shares and certain provisions of the Business Corporations Act (British Columbia). For more detailed information, you should refer to our notice of articles and articles of incorporation, copies of which have been filed with the SEC and incorporated by reference into this prospectus, and the relevant provisions of the Business Corporations Act (British Columbia).

General

Our authorized share capital consists of an unlimited number of common shares, without par value. As of December 20, 2012, there were 182,772,026 common shares outstanding.

Common Shares

All of our outstanding common shares are duly authorized, validly issued, fully paid and nonassessable. Under Canadian law, any person may freely hold, vote and transfer our common shares. Holders of our common shares have no preemptive rights to purchase any additional, unissued shares of our common shares.

Except as otherwise may be required by applicable law, holders of our common shares:

  are entitled to receive dividends when and as declared by the board of directors from funds legally available for that purpose;

  have the exclusive right to vote on all matters on which stockholders generally are entitled to vote, including the election of directors, and are entitled to one vote per share; and

  are entitled, upon any liquidation, dissolution or winding up of PolyMet Mining Corp., to a pro rata distribution of the assets and funds available for distribution to stockholders.

We have never declared or paid any cash dividends on our common shares and do not anticipate declaring or paying dividends on the common shares in the foreseeable future.

Any common shares that we issue will be fully paid and nonassessable.

Shareholders Rights Plan

Effective May 25, 2007, we adopted an updated Shareholder Rights Plan, (the “Rights Plan”) which was approved by our shareholders on June 27, 2007 and modified by our shareholders on June 17, 2008. Under the Rights Plan, we have issued one right for no consideration in respect of each outstanding common share to all holders of record of our common shares on December 4, 2003. All common shares subsequently issued by us during the term of the Rights Plan will have one right represented for each common share held by the shareholder of the Company. The term of the Rights Plan is 10 years, unless the rights are earlier redeemed or exchanged. The rights issued under the Rights Plan become exercisable only if a party acquires 20% or more of our common shares without complying with the Rights Plan or without the approval of our Board of Directors.

Each right under the Rights Plan entitles the registered holder thereof to purchase from us on the occurrence of certain events, one common share of the Company at the price of CDN$50 per share, subject to adjustment (the “Exercise Price”). However, if a Flip-in Event (as defined in the Rights Plan) occurs, each right would then entitle the registered holder to receive, upon payment of the Exercise Price, that number of common shares that have a market value at the date of that occurrence equal to twice the Exercise Price. The “Rights” (as defined in the Rights Plan) are not exercisable until the “Separation Time” (as defined in the Rights Plan.).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, common shares or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

  the offering price;

  the title of the warrants;

  the aggregate number of warrants offered;

  the dates or periods during which the warrants can be exercised;

  whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

  the designation and terms of any securities with which the warrants are issued;

  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

  any special tax implications of the warrants or their exercise;

  any antidilution provisions of the warrants;

  any redemption or call provisions applicable to the warrants; and

  any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

  warrant certificates properly completed; and

  payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of debt securities, common shares warrants, purchase contracts, or any combination of such securities. The unit agreement or other documentation under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

  the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

  the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

  a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAX CONSIDERATIONS

A summary of any material United States federal income tax consequences or material Canadian income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

  If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

  The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

  to purchase from us up to the number of common shares that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per common shares; or

  to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common shares or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common shares or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

  If we use a dealer, we, as principal, will sell our securities to the dealer.

  The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

  We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

  Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for us.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Farris, Vaughan, Wills & Murphy LLP, Vancouver, British Columbia, Canada. Certain legal matters relating to United States Federal securities laws and income tax considerations will be passed upon by Troutman Sanders LLP, New York, New York. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended January 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

PolyMet Mining Corp. is incorporated under the laws of British Columbia, Canada. Some of the directors and officers and a portion of the assets of the Company are located outside the United States. Although the Company has agreed to accept service of process in the United States by its agent designated for that purpose, it may be difficult for investors in our common shares to effect service of process within the United States upon the Company or to enforce against it, in courts outside the United States, judgments of courts of the United States predicated upon civil liabilities under the U.S. federal securities or other laws. The Company has designated Douglas J. Newby, Poly Met Mining, Inc., 444 Cedar Street, Suite 2060, St Paul, Minnesota 55101, Telephone: (651) 389-4100, as its agent for service of process in any action brought against it under the U.S. federal securities and other laws, with respect to the securities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $500,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$68,200
Blue sky fees and expenses	2,500
Printing and engraving expenses	20,000
Legal fees and expenses	50,000
Accountants’ fees and expenses	60,000
Trustee fees and expenses	20,000
Miscellaneous	29,300
Total	$250,000

POLYMET MINING CORP.

Debt Securities
Common Shares
Warrants
Units

____________________

PROSPECTUS
____________________

, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The laws of British Columbia and PolyMet Mining Corp.’s articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended.

Under Sections 159 to 165 of the Business Corporations Act (British Columbia) (the “BCBCA”), we are permitted to indemnify a past or present director or officer of us without obtaining prior court approval in respect of an “eligible proceeding”. An “eligible proceeding” includes any legal proceeding relating to the activities of the individual as a director or officer of us. However, under the BCBCA, we will be prohibited from paying an indemnity or making the payment of expenses if:

(a)

the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement was made, we were prohibited from giving the indemnity or paying the expenses by our articles;

(b)

the indemnity or payment is made otherwise than under an earlier agreement to indemnity or pay expenses and, at the time that the indemnity is made, we are prohibited from giving the indemnity or paying the expenses by our articles;

(c)	the party did not act honestly and in good faith with a view to our best interests;

(d)	the proceeding was not a civil proceeding and the party did not have reasonable grounds for believing that his or her conduct was lawful; and

(e)	the proceeding is brought against the party by us or an associated corporation.

Under Section 164 of the BCBCA, the Supreme Court of British Columbia may, on our application or the applicable of an eligible party:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCAS; or

(e)	make any other order the court considers appropriate.

We may indemnify directors, officers, employees and agents, subject to the limits imposed under the BCBCA.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under the BCBCA, the articles of the company may affect our power or obligation to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the BCBCA.

Our articles provide that we will indemnify any of our directors, former directors, alternate directors or senior officers and his or her heirs and legal personal representative against all eligible penalties to which such person is or may be liable, and we must after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

ITEM 9. EXHIBITS.

Exhibit	Description
Number
1.1	Certificate of Incorporation (1)
1.2	Certificate of Change of Name (1)
1.3	Articles of Incorporation of PolyMet Mining Corp. (1)
1.4	Form of Underwriting Agreement relating to Debt Securities. ***
1.5	Form of Underwriting Agreement relating to Common Shares. ***
4.1	Shareholder Rights Plan Agreement (1)
4.2	Form of Indenture Relating to Senior Debt Securities (including form of notes).**
4.3	Form of Indenture Relating to the Subordinated Debt Securities (including form of notes).**
4.4	Form of Common Share Certificate***
4.5	Form of Warrant Agreement, including form of Warrant.***
4.6	Form of Unit Agreement ***
4.7	Form of Pledge Agreement ***
5.1	Opinion of Farris, Vaughan, Wills & Murphy LLP *
23.1	Consent of PricewaterhouseCoopers LLP *
23.2	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included in the signature page).**
25.1	Statement of Eligibility of Trustee on Form T-1.****

________________
*	Filed herewith.
**	Previously filed.
***	To be filed as an exhibit to a Form 6-K and incorporated herein by reference.
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Incorporated by reference to our Annual Report on Form 20-F/A for the fiscal year ended January 31, 2006, filed on July 31 2006.

ITEM 10. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St Paul, Minnesota, on the 21th day of December, 2012.

POLYMET MINING CORP

By: /s/ Douglas J. Newby
Name: Douglas J. Newby
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Jonathan C. Cherry	President, Chief Executive Officer	December 21, 2012
Jonathan C. Cherry	(Principal Executive Officer) and
Director

/s/ Douglas J. Newby	Chief Financial Officer (Principal	December 21, 2012
Douglas J. Newby	Financial and Accounting Officer)

*	Chairman and Director	December 21, 2012
W. Ian L. Forrest

*	Director	December 21, 2012
David Dreisinger

*	Director	December 21, 2012
Alan R. Hodnik

*	Director	December 21, 2012
William Murray

*	Director	December 21, 2012
Stephen Rowland

*	Director	December 21, 2012
Frank Sims

*	Director	December 21, 2012
Michael M. Sill

* By: /s/ Douglas J. Newby
             Douglas J. Newby
            Attorney-in-fact

INDEX TO EXHIBITS

Exhibit	Description
Number
1.1	Certificate of Incorporation (1)
1.2	Certificate of Change of Name (1)
1.3	Articles of Incorporation of PolyMet Mining Corp. (1)
1.4	Form of Underwriting Agreement relating to Debt Securities. ***
1.5	Form of Underwriting Agreement relating to Common Shares. ***
4.1	Shareholder Rights Plan Agreement (1)
4.2	Form of Indenture Relating to Senior Debt Securities (including form of notes).**
4.3	Form of Indenture Relating to the Subordinated Debt Securities (including form of notes).**
4.4	Form of Common Share Certificate***
4.5	Form of Warrant Agreement, including form of Warrant.***
4.6	Form of Unit Agreement ***
4.7	Form of Pledge Agreement ***
5.1	Opinion of Farris, Vaughan, Wills & Murphy LLP *
23.1	Consent of PricewaterhouseCoopers LLP *
23.2	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included in the signature page).**
25.1	Statement of Eligibility of Trustee on Form T-1.****
_________________
*	Filed herewith.
**	Previously filed.
***	To be filed as an exhibit to a Form 6-K and incorporated herein by reference.
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Incorporated by reference to our Annual Report on Form 20-F/A for the fiscal year ended January 31, 2006, filed on July 31 2006.